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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-K
                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



                                   April 21, 1999
                                   --------------
                   Date of Report (Date of earliest event reported)

                                    Hach Company
                          ------------------------------
                (Exact name of registrant as specified in its charter)

           Delaware                0-3947               42-0704420
     -----------------------     ----------       -------------------
     (State of incorporation)   (Commission         (IRS Employer
                                  File No.)       Identification No.)

                  5600 Lindbergh Drive, Loveland, Colorado 80537
                 ---------------------------------------------------------
                 (Address of principal executive offices)       (Zip code)

                                    (970) 669-3050
                       ---------------------------------------
                  Registrant's telephone number, including area code


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ITEM 5.  OTHER EVENTS.

     On April 21, 1999, Hach Company ("Hach") entered into a definitive merger agreement pursuant to which Hach will become a wholly-owned subsidiary of Danaher Corporation ("Danaher"). The merger agreement provides that Hach shareholders will receive .2987 of a share of Danaher common stock, par value $.01 per share, for each share of Hach common stock and Class A common stock. The merger is valued at approximately $18.50 per share to Hach shareholders, or approximately $325 million, based upon the closing price per share of Danaher common stock on April 21, 1999, the last trading day prior to announcement of entry into the merger agreement. The transaction is expected to be tax-free to the Hach shareholders.

     The merger is intended to be accounted for as a pooling of interests, and its consummation is subject to regulatory review and other customary conditions, including, among other things, regulatory and governmental approvals.

     In connection with the execution of the merger agreement, certain stockholders of Hach have signed and delivered a stockholder support agreement to Danaher with respect to the transaction, pursuant to which on April 21, 1999, as holders of a majority of the outstanding voting stock of Hach, acting by written consent under Section 228 of the Delaware General Corporation Law, they have adopted and approved the merger agreement and the merger. Danaher will also provide registration rights to certain Hach stockholders following the merger. Copies of the stockholders support agreement and the written consent and the form of registration rights agreement are filed as exhibits to this Form 8-K.

     The foregoing description of the merger agreement, stockholders support agreement, written consent of stockholders of Hach and form of registration rights agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached hereto as Exhibit 2.1, the stockholders support agreement, a copy of which is attached hereto as Exhibit 99.1, and the written consent, a copy of which is attached hereto as Exhibit 99.2, and the form of registration rights agreement, a copy of which is attached hereto as Exhibit 99.3, each of which is incorporated herein by reference.

     Hach issued a press release regarding the transaction which is attached as Exhibit 99.4 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          EXHIBIT 2.1 -- Agreement and Plan of Merger dated as of April 21, 1999 by and among Danaher Corporation, H(2)O Acquisition Corp. and Hach Company

          EXHIBIT 99.1 -- Stockholders Support Agreement dated as of April 21, 1999 by and among Danaher Corporation, Kathryn C. Hach-Darrow and Bruce Hach


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          EXHIBIT 99.2 -- Written Consent of Stockholders of Hach Company dated
          April 21, 1999

          EXHIBIT 99.3 -- Form of Registration Rights Agreement

          EXHIBIT 99.4 -- Press Release dated April 22, 1999 issued by Hach Company


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                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HACH COMPANY


Date:  April 28, 1999           By:  /s/ Bruce J. Hach
                                     ------------------------
                                     Bruce J. Hach, President


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